UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 25, 2007
                      -------------------------------------
                        (Date of earliest event reported)


                        AMERICAN TECHNICAL CERAMICS CORP.
         ---------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE                      1-9125                   11-2113382
-----------------------------      ------------               ------------
(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)              File Number)           Identification No.)


                  ONE NORDEN LANE, HUNTINGTON STATION, NY 11746
                -------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (631) 622-4700
             ------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
             -------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2 (b) under the
       Exchange Act (17 CFR 240.14d-2 (b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the
       Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01    Completion of Acquisition or Disposition of Assets

         On September 25, 2007, American Technical Ceramics Corp. (the "Company") completed its previously announced merger pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of June 15, 2007, by and among the Company, AVX Corporation ("AVX") and Admiral Byrd Acquisition Sub, Inc. ("AVX Merger Sub"), a wholly-owned subsidiary of AVX, whereby AVX Merger Sub was merged (the "Merger") with and into the Company. Pursuant to the Merger Agreement, the separate corporate existence of AVX Merger Sub has ceased and the Company, as the surviving corporation in the Merger, became a wholly-owned subsidiary of AVX.

         As a result of the Merger, each outstanding share of the Company's common stock has been converted into the right to receive $24.75 in cash and each outstanding option to purchase the Company's common stock has been converted into the right to receive $24.75 in cash less the applicable exercise price with respect to each share of common stock underlying such option. The aggregate purchase price payable to the Company's former stockholders and optionholders is approximately $231,316,921.50. Prior to entering into the Merger Agreement, there were no material relationships between or among AVX or any of its affiliates, officers or directors, on the one hand, and the Company or any of its affiliates, officers, directors or any associates of any of the Company's officers or directors, on the other.

         The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which was included as an Annex A to the Company's Schedule 14A filed with the Securities and Exchange Commission on August 21, 2007.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

         In connection with the closing of the Merger, the Company notified the American Stock Exchange ("AMEX") that, effective as of September 25, 2007, each outstanding share of the Company's common stock, par value $0.01 per share, was cancelled and converted into the right to receive an amount equal to $24.75 in cash, without interest and less any applicable withholding taxes. As a result of the Merger, trading of the Company's common stock on the AMEX was suspended and the Company's common stock will be delisted.

Item 3.03    Material Modification to Rights of Security Holders

         In connection with the Merger, each share of the Company's common stock was cancelled and converted into the right to receive an amount equal to $24.75 in cash, without interest and less any applicable withholding taxes. Each outstanding option to purchase the Company's common stockwas cancelled and converted into the right to receive $24.75 in cash less the applicable exercise price with respect to each share of common stock underlying such option.

Item 5.01    Changes in Control of Registrant

         On September 25, 2007, pursuant to the terms of the Merger Agreement, AVX Merger Sub was merged with and into the Company. As a result of the Merger, the separate corporate existence of AVX Merger Sub has ceased and the Company, as the surviving corporation in the Merger, became a wholly-owned subsidiary of AVX. The aggregate purchase price payable to the Company's former stockholders and optionholders is approximately $231,316,921.50. AVX funded the purchase price from its existing cash.

Item 9.01    Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.               Description
-----------               -----------

2.1 Agreement and Plan of Merger, dated June 15, 2007, by and among AVX Corporation, Admiral Byrd Acquisition Sub, Inc. and the Company. (Incorporated by reference to the Company's
                  Schedule 14A, filed August 21, 2007.)

99.1              Press Release, dated September 25, 2007


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    AMERICAN TECHNICAL CERAMICS CORP.
                                    ---------------------------------
                                              (Registrant)







                                           /s/ VICTOR INSETTA
                                           ------------------
Date:    September 25, 2007                Victor Insetta
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.                Description
-----------                -----------

2.1 Agreement and Plan of Merger, dated June 15, 2007, by and among AVX Admiral Byrd Acquisition Sub, Inc. and the Company. (Incorporated by reference to the Company's Schedule 14A, filed August 21, 2007.)

99.1              Press Release, dated September 25, 2007